UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10651	43-1455766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 733-1600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement.

On July 21, 2005, Maverick Tube Corporation entered into a Severance Agreement (the “Severance Agreement”) with Joyce M. Schuldt, the Company’s Senior Vice President - Finance, Chief Financial Officer and Secretary. Under the terms of the Severance Agreement, Ms. Schuldt is entitled to receive certain compensation if at any time not within the thirty (30) month period following a Change in Control (each capitalized term not defined herein shall have the meaning ascribed to such term in the Severance Agreement) her employment is terminated other than (a) by Maverick for Cause, (b) by reason of death, Total Disability or Retirement or (c) by Ms. Schuldt without Good Reason. Upon such a termination, Ms. Schuldt would receive a lump sum payment equal to six (6) months of her Regular Annual Salary and six (6) months COBRA premium payments under the health and life insurance plans Ms. Schuldt participated in prior to termination.

In addition, if Ms. Schuldt is terminated within thirty (30) months of a Change in Control other than for the reasons stated above, she is entitled to receive (a) a lump sum amount equal to the product of 2.5 and the sum of (i) her Regular Annual Salary, (ii) the amount she would be paid pursuant to Maverick’s Performance Bonus Plan assuming all performance levels had been achieved at maximum levels, (iii) an amount equal to twelve (12) months COBRA premium payments under the health insurance plan Ms. Schuldt participated in prior to termination, (iv) an amount equal to twelve (12) months premium payments for life and disability insurance benefits substantially the same as the benefits provided to any other Executive immediately prior to her termination, or if such coverage is not provided, an amount necessary for premium payments for such coverage, and (v) an amount equal to her annual car allowance and annual club membership fees allowance, if any; and (b) her Tax Gross-Up Amount, if applicable.

The term of the Severance Agreement is to continue through July 21, 2007, and shall automatically extend for additional one (1) year periods unless, not less than six (6) months prior to any automatic renewal, either (a) Maverick or Ms. Schuldt shall have given notice to the contrary or (b) a Change in Control has occurred; provided, however, that the Severance Agreement shall remain in effect for a period of not less than thirty (30) months from the date of such Change in Control.

The Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

No.	Description
10.1	Severance Agreement of Joyce M. Schuldt dated July 21, 2005 (filed pursuant to Item 1.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President - Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement of Joyce M. Schuldt dated July 21, 2005 (filed pursuant to Item 1.01).